Exhibit 5.1

                            KELLEY DRYE & WARREN LLP
                         A LIMITED LIABILITY PARTNERSHIP
                                 101 PARK AVENUE
                               NEW YORK, NY 10178
                            TELEPHONE (212) 808-7800
                               FAX (212) 808-7897




                                November 15, 2005



Access Integrated Technologies, Inc.
55 Madison Avenue, Suite 300
Morristown, NJ 07960


Ladies and Gentlemen:

         We are acting as counsel to Access Integrated Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration of (a) 132,234 shares (the "Shares") of the Company's Class A common stock, $0.001 par value per share (the "Common Stock"), issued to various investors in private placements by the Company and (b) 760,196 shares of Common Stock (the "Warrant Shares") issuable upon the exercise of certain warrants issued by the Company to some of those investors (the "Warrants"; the Shares and Warrant Shares together shall be referred to as the "Securities"). The Company is filing concurrently herewith a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), with respect to the Securities.

         In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) the Registration Statement, together with exhibits and schedules thereto, in the form filed with the Commission; (ii) the Company's Fourth Amended and Restated Certificate of Incorporation, (iii) the Company's By-Laws; and (iv) the minute books and other records of corporate proceedings of the Company, as made



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Access Integrated Technologies, Inc.
November 15, 2005
Page Two


available to us by officers of the Company; and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

                  For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements as to factual matters of officers and other representatives of the Company. Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the corporate laws of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that
(i) the Shares have been validly issued and are fully paid and non-assessable and (ii) upon exercise of the Warrants and payment for the Warrant Shares in accordance with the terms of the Warrants, the Warrant Shares will have been validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our Firm in the Prospectus included therein under the caption "Legal Matters". In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement or prospectus within the meaning of the term "expert" as defined in Section 11 of the Act or the rules and regulations promulgated thereunder.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                Very truly yours,



                                By:  /s/ Jane Jablons
                                    -------------------------------------
                                    A Member of the Firm